Exhibit 99.1

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500

West Palm Beach, Florida 33401

(561) 515-1900

FOR FURTHER INFORMATION:

AT FTI CONSULTING:	AT FD:
Jack Dunn, President & CEO	Investors: Gordon McCoun
(561) 515-1900	Media: Andy Maas
(212) 850-5600

FOR IMMEDIATE RELEASE

FTI CONSULTING, INC. REPORTS 2009 THIRD QUARTER RESULTS

• Revenues of $348.6 Million, Net Income of $37.6 Million, EPS of $0.70 and EBITDA of

$77.9 Million; All Third Quarter Records

• Share Repurchase Authorization Increased To $500 Million

• Share Repurchase to Begin with $250 Million Accelerated Stock Buyback

West Palm Beach, FL, November 4, 2009 — FTI Consulting (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today reported its financial results for the third quarter ended September 30, 2009.

Third Quarter Results

For the third quarter of 2009 compared to the prior year period, revenues increased 7.1% to $348.6 million from $325.5 million; net income increased 42.5% to $37.6 million from $26.4 million; diluted earnings per common share, or diluted EPS, increased 45.8% to $0.70 from $0.48 and EBITDA, a non-GAAP financial measure as defined below, increased 19.4% to $77.9 million, or 22.3% of revenues, from $65.2 million, or 20.0% of revenues.

Excluding the effect of changes in foreign currency exchange rates, revenues increased 9.0%, as compared to the 2008 third quarter. Net income and EPS included the one-time effects of a non-taxable gain of $2.3 million in connection with the purchase of the outstanding 50% interest in our Strategic Communications segment’s German joint venture and certain tax benefits that reduced the Company’s effective tax rate for the quarter to 33.2%. Operating cash flow for the third quarter of 2009 was $119.7 million, or $68.2 million greater than the operating cash flow generated in the third quarter of 2008. Cash and short-term investments was $313.6 million as of September 30, 2009.

Commenting on the quarter, Jack Dunn, FTI’s president and chief executive officer, said, “Our record third quarter performance continues to demonstrate the power of our balanced portfolio in a variety of economic cycles and the recognition of our ability to address the critical issues confronting businesses around the world. We increased revenues and profits to record third quarter levels and continued to make strategic investments in our businesses. Restructuring

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activity remained strong, which benefited our Corporate Finance/Restructuring segment. Our Economics segment also reported record revenue as we began to see signs of improved litigation driven activity and the partial thawing of capital markets with associated M&A transactions.

Mr. Dunn continued, “Our cash flow generation enabled us to further invest in our key practices to prepare for market share growth as others retrench. We extended our breadth of global capabilities with launches of a Forensic and Litigation Consulting practice in Paris, a restructuring advisory practice in Munich and the buy-out of the joint venture partner in our strategic communications operation in Frankfurt. Through key hires we continued to expand our International Arbitration, Forensic and Litigation Consulting and Corporate Finance/Restructuring practices. Our Technology segment enhanced its product leadership with the introduction of Ringtail QuickCull, which enables corporations to increase the efficiency of e-discovery by culling and analyzing data on-premise, and extends our reach through multiple long term agreements. On Monday, we announced the expansion of our Forensic and Litigation Consulting practice with the addition of a number of highly regarded SEC investigation professionals thereby solidifying our leadership in this important field.

Mr. Dunn concluded, “With our most challenging seasonal quarter behind us, we are optimistic about our future. In 2010, we expect to continue to work on the large number of cases that resulted from the challenging economic environment while concurrently benefiting from the early stages of an expansion. Given that the majority of our business segments benefit from a growing economy, we are confident in our ability to deliver our target organic revenue growth rate of 10% to 12% next year. It is with this confidence that our Board has approved increasing our stock buyback program authorization to $500 million. We intend to fund the initial stock buyback with our cash on hand and to continue with internally generated cash flow.”

Third Quarter Business Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment increased 39.2% to $127.8 million from $91.8 million in the prior year. Segment EBITDA increased 71.2% to $43.6 million, or 34.1% of segment revenues, from $25.5 million, or 27.7% of segment revenues, in the prior year. The segment continued to be active in restructuring assignments in a broad range of industries being impacted by the global recession, including financial services, automotive, utility/energy, media and telecommunications. Segment growth was also enhanced by continued strong contributions from its global expansion into markets outside the U.S., notably the U.K., Canada and Latin America. Profitability in the segment was strong, as the robust demand drove higher chargeable hours and billing rates, and increased revenue allowed for operating leverage.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment were $65.0 million, compared with $65.8 million in the prior year. Segment EBITDA was $14.9 million, or 22.9% of segment revenues, essentially the same as in the prior year period. Activities related to several large financial fraud investigations, the segment’s intellectual property and domain expertise industry practices were strong while levels of more routine commercial litigation and investigations remained soft as the challenging global economic environment continued to restrain discretionary spending.

Technology

Revenues in the Technology segment were $48.7 million, compared to $55.4 million in the prior year. Segment EBITDA was $15.2 million, or 31.3% of segment revenues, compared to $15.4 million, or 27.8% of segment revenues, in the prior year. Revenues in the quarter decreased year-over-year as increased contributions from large investigation cases were offset by declines in revenues from product liability engagements and continued pricing pressure in the segment’s On Demand business. Segment EBITDA declined only slightly as improved operating efficiencies and cost controls offset the decline in revenues and contributed to the year-over-year EBITDA margin increase.

Economic Consulting

Revenues in the Economic Consulting segment increased 5.6% to a record $59.6 million from $56.4 million in the prior year. Segment EBITDA was $14.0 million, or 23.4% of segment revenues, compared to $15.8 million, or 27.9% of segment revenues, in the prior year. The revenue increase resulted from continued growth in the segment’s new offices in New York, Los Angeles and London, and improving activity in strategic M&A and financial dispute matters during the quarter. EBITDA margins declined year-over-year due to the cost of expansion into new markets and a 19% increase in professional headcount to meet anticipated rising demand.

Strategic Communications

Revenues in the Strategic Communications segment were $47.5 million, compared to $56.1 million in the prior year. Segment EBITDA was $6.6 million, or 13.8% of segment revenues, compared to $12.4 million, or 22.1% of revenues, in the prior year. As the segment with the largest exposure to foreign currency, unfavorable exchange rates reduced revenues for the quarter by $3.0 million. The segment continued to be challenged by a dramatically slower volume of M&A transactions compared to last year and the continued impact of the global recession causing fee pressures from retained clients. Segment EBITDA declined year-over-year due to the lower revenues, as the segment has retained most of its professionals to meet an expected increase in demand.

Share Repurchase Authorized

Today our Board of Directors authorized a new two year stock repurchase program of up to $500 million. The Company intends to execute a $250 million accelerated stock buyback with Goldman, Sachs & Co. as soon as practicable.

Third Quarter Conference Call

FTI will hold a conference call for analysts and investors to discuss third quarter financial results at 5:00 PM Eastern time on Wednesday, November 4, 2009. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website, www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,500 employees located in most major business centers in the world, we work closely with clients every day to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measure

Note: We define EBITDA as operating income before depreciation and amortization of intangible assets plus non-operating litigation settlements. We use EBITDA in evaluating financial performance. Although EBITDA is not a measure of financial condition or performance determined in accordance with GAAP we believe that it can be a useful operating performance measure for evaluating our results of operation as compared from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use EBITDA to evaluate and compare the operating performance of our segments and it is one of the primary measures used to determine employee bonuses. We also use EBITDA to value the businesses we acquire or anticipate acquiring. Reconciliations of EBITDA to Net Income and segment EBITDA to segment operating profit are included in the accompanying tables to today’s press release. EBITDA is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. This non-GAAP measure should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved or that actual results will not differ from expectations. The Company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this will occur from time to time in the future. The Company’s actual results may differ from our expectations. Further, preliminary results are subject to normal year-end adjustments. Other factors that could cause such differences include the current global financial crisis and economic conditions, the crisis in and deterioration of the financial and real estate markets, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

FTI CONSULTING, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (in thousands, except per share data)

	Nine Months Ended September 30,
	2009	2008 (1) (2)
	(unaudited)

Revenues	$1,057,008	$970,269

Operating expenses
Direct cost of revenues	579,797	537,703
Selling, general and administrative expense	262,571	241,989
Amortization of other intangible assets	18,370	13,019

	860,738	792,711

Operating income	196,270	177,558

Other income (expense)
Interest income and other	6,085	7,536
Interest expense	(33,477)	(33,848)
Litigation settlement gains (losses), net	250	(711)

	(27,142)	(27,023)

Income before income tax provision	169,128	150,535

Income tax provision	62,675	59,778

Net income	$106,453	$90,757

Earnings per common share - basic	$2.11	$1.85

Weighted average common shares outstanding - basic	50,419	49,009

Earnings per common share - diluted	$1.99	$1.69

Weighted average common shares outstanding - diluted	53,584	53,640

(1)

As of January 1, 2009 we adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1) which addresses the accounting for convertible debt instruments that may be settled in cash upon conversion. Our 3 3/4% Convertible Senior Notes due 2012 issued in August 2005 are subject to FSP APB 14-1. The adoption of FSP APB 14-1 requires retrospective application of its effects to all previous years. The adoption of FSP APB 14-1 resulted in a $3.0 million increase in interest expense, a $1.2 million decrease in income tax provision, a $1.8 million decrease in net income and a $0.04 decrease in basic and fully diluted earnings per share for the nine months ended September 30, 2008 as compared to the amounts previously reported.

(2)	These amounts are revised based upon our completion of an internal re-examination of our historical practices regarding our accounting for acquisition-related earnout payments. In connection with this re-examination, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on August 10, 2009. This press release should be read in conjunction with such previously filed reports. The impact of the correction of these errors resulted in a decrease in net income of $1.7 million and a decrease in basic and fully diluted earnings per share of $0.03 for the nine months ended September 30, 2008.

FTI CONSULTING, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (in thousands, except per share data)

	Three Months Ended September 30,
	2009	2008 (1) (2)
	(unaudited)

Revenues	$348,637	$325,497

Operating expenses
Direct cost of revenues	193,204	175,309
Selling, general and administrative expense	84,976	91,513
Amortization of other intangible assets	6,171	5,664

	284,351	272,486

Operating income	64,286	53,011

Other income (expense)
Interest income and other	3,330	1,942
Interest expense	(11,434)	(10,942)
Litigation settlement gains (losses), net	-	(275)

	(8,104)	(9,275)

Income before income tax provision	56,182	43,736

Income tax provision	18,626	17,383

Net income	$37,556	$26,353

Earnings per common share - basic	$0.74	$0.53

Weighted average common shares outstanding - basic	50,696	49,541

Earnings per common share - diluted	$0.70	$0.48

Weighted average common shares outstanding - diluted	53,896	54,460

(1)

As of January 1, 2009 we adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1) which addresses the accounting for convertible debt instruments that may be settled in cash upon conversion. Our 3 3/4% Convertible Senior Notes due 2012 issued in August 2005 are subject to FSP APB 14-1. The adoption of FSP APB 14-1 requires retrospective application of its effects to all previous years. The adoption of FSP APB 14-1 resulted in a $1.0 million increase in interest expense, a $0.4 million decrease in income tax provision, a $0.6 million decrease in net income and a $.02 decrease in basic and fully diluted earnings per share for the quarter ended September 30, 2008 as compared to the amounts previously reported.

(2)	These amounts are revised based upon our completion of an internal re-examination of our historical practices regarding our accounting for acquisition-related earnout payments. In connection with this re-examination, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on August 10, 2009. This press release should be read in conjunction with such previously filed reports. The impact of the correction of these errors resulted in a decrease in net income of $0.6 million and a decrease in basic and fully diluted earnings per share of $0.01 for the three months ended September 30, 2008.

FTI CONSULTING, INC. OPERATING RESULTS BY BUSINESS SEGMENT (Unaudited)

	Revenues	EBITDA (1)	Margin	Utilization (3)	Average Billable Rate (3)	Revenue- Generating Headcount
	(in thousands)
Three Months Ended September 30, 2009
Corporate Finance/Restructuring	$127,808	$43,584	34.1%	68%	$455	776
Forensic and Litigation Consulting	65,040	14,867	22.9%	73%	$329	656
Strategic Communications	47,493	6,557	13.8%	N/M	N/M	547
Technology	48,708	15,230	31.3%	N/M	N/M	350
Economic Consulting	59,588	13,957	23.4%	73%	$460	302

	$348,637	94,195	27.0%	N/M	N/M	2,631

Corporate		(16,324)

EBITDA (1)		$77,871	22.3%

Nine Months Ended September 30, 2009
Corporate Finance/Restructuring	$389,320	$131,750	33.8%	76%	$436	776
Forensic and Litigation Consulting	197,392	46,818	23.7%	74%	$337	656
Strategic Communications	134,814	18,232	13.5%	N/M	N/M	547
Technology	163,935	58,360	35.6%	N/M	N/M	350
Economic Consulting	171,547	34,621	20.2%	75%	$457	302

	$1,057,008	289,781	27.4%	N/M	N/M	2,631

Corporate		(53,368)

EBITDA (1)		$236,413	22.4%

Three Months Ended September 30, 2008
Corporate Finance/Restructuring	$91,818	$25,463	27.7%	72%	$439	646
Forensic and Litigation Consulting	65,786	14,932	22.7%	68%	$332	668
Strategic Communications	56,099	12,405	22.1%	N/M	N/M	599
Technology	55,385	15,371	27.8%	N/M	N/M	357
Economic Consulting	56,409	15,751	27.9%	86%	$444	253

	$325,497	83,922	25.8%	N/M	N/M	2,523

Corporate		(18,709)

EBITDA (1) (2)		$65,213	20.0%

Nine Months Ended September 30, 2008
Corporate Finance/Restructuring	$267,224	$76,997	28.8%	76%	$433	646
Forensic and Litigation Consulting	195,351	45,305	23.2%	72%	$332	668
Strategic Communications	172,910	39,674	22.9%	N/M	N/M	599
Technology	168,195	59,906	35.6%	N/M	N/M	357
Economic Consulting	166,589	43,054	25.8%	86%	$447	253

	$970,269	264,936	27.3%	N/M	N/M	2,523

Corporate		(55,971)

EBITDA (1) (2)		$208,965	21.5%

(1)	We define EBITDA as operating income before depreciation and amortization of intangible assets plus non-operating litigation settlements. Although EBITDA is not a measure of financial condition or performance determined in accordance with generally accepted accounting principles (GAAP), we believe that it can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and credit rating agencies to value and compare the financial performance of companies in our industry. We use EBITDA to evaluate and compare the operating performance of our segments and it is one of the primary measures used to determine employee bonuses. We also use EBITDA to value the businesses we acquire or anticipate acquiring. EBITDA is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. This non-GAAP measure should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income. See also our reconciliation of Non-GAAP financial measures.

(2)	These amounts are revised based upon our completion of an internal re-examination of our historical practices regarding our accounting for acquisition-related earnout payments. In connection with this re-examination, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on August 10, 2009. This press release should be read in conjunction with such previously filed reports.

(3)	The majority of the Technology and Strategic Communications segments’ revenues are not generated on an hourly basis. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful. Utilization where presented is based on a 2,032 hour year.

RECONCILIATION OF OPERATING INCOME AND NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (Unaudited)

	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Strategic Communications	Technology	Economic Consulting	Corp HQ	Total
Three Months Ended September 30, 2009

Net income							$37,556
Interest income and other							(3,330)
Interest expense							11,434
Litigation settlement losses							-
Income tax provision							18,626

Operating income	$41,058	$13,656	$4,267	$10,179	$12,925	$(17,799)	64,286
Depreciation	934	582	949	2,993	481	1,475	7,414
Amortization of other intangible assets	1,592	629	1,341	2,058	551	-	6,171
Litigation settlement gains	-	-	-	-	-	-	-

EBITDA (1)	43,584	14,867	6,557	15,230	13,957	(16,324)	77,871

Nine Months Ended September 30, 2009

Net income							$106,453
Interest income and other							(6,085)
Interest expense							33,477
Litigation settlement losses							(250)
Income tax provision							62,675

Operating income	$124,475	$43,164	$11,885	$43,290	$31,665	$(58,209)	196,270
Depreciation	2,513	1,728	2,499	8,884	1,308	4,591	21,523
Amortization of other intangible assets	4,762	1,926	3,848	6,186	1,648	-	18,370
Litigation settlement gains	-	-	-	-	-	250	250

EBITDA (1)	131,750	46,818	18,232	58,360	34,621	(53,368)	236,413

Three Months Ended September 30, 2008 (2) (3)

Net income							$26,353
Interest income and other							(1,942)
Interest expense							10,942
Litigation settlement losses							275
Income tax provision							17,383

Operating income	$23,904	$13,521	$10,163	$10,519	$14,798	$(19,894)	53,011
Depreciation	693	621	955	2,752	382	1,410	6,813
Amortization of other intangible assets	866	790	1,337	2,100	571	-	5,664
Litigation settlement losses	-	-	(50)	-	-	(225)	(275)

EBITDA (1)	25,463	14,932	12,405	15,371	15,751	(18,709)	65,213

Nine Months Ended September 30, 2008 (2) (3)

Net income (loss)							$90,757
Interest income and other							(7,536)
Interest expense							33,848
Litigation settlement losses							711
Income tax provision							59,778

Operating income	$72,745	$41,318	$33,703	$49,656	$40,096	$(59,960)	177,558
Depreciation	1,880	1,885	2,313	7,560	1,247	4,214	19,099
Amortization of other intangible assets	2,372	2,102	3,909	2,925	1,711	-	13,019
Litigation settlement losses	-	-	(251)	(235)	-	(225)	(711)

EBITDA (1)	76,997	45,305	39,674	59,906	43,054	(55,971)	208,965

(1)	We define EBITDA as operating income before depreciation and amortization of intangible assets plus non-operating litigation settlements. Although EBITDA is not a measure of financial condition or performance determined in accordance with generally accepted accounting principles (GAAP), we believe that it can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and credit rating agencies to value and compare the financial performance of companies in our industry. We use EBITDA to evaluate and compare the operating performance of our segments and it is one of the primary measures used to determine employee bonuses. We also use EBITDA to value the businesses we acquire or anticipate acquiring. EBITDA is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. This non-GAAP measure should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income.

(2)

As of January 1, 2009 we adopted FSP No. APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1) which addresses the accounting for convertible debt that may be settled in cash upon conversion. Our 3  3/4% Convertible Senior Subordinated Notes due 2012 issued in August 2005 are subject to FSP APB 14-1. The adoption of FSP APB 14-1 requires retrospective application of its effects to all previous years. The adoption of FSP APB 14-1 resulted in a $1.0 million increase in interest expense, a $0.4 million decrease in income tax provision, and a $0.6 million decrease in net income for the quarter ended September 30, 2008 as compared to the amounts previously reported. For the nine months ended September 30, 2008, the adoption of FSP APB 14-1 resulted in a $3.0 million increase in interest expense, a $1.2 million decrease in income tax provision, and a $1.8 million decrease in net income as compared to the amounts previously reported.

(3)	These amounts are revised based upon our completion of an internal re-examination of our historical practices regarding our accounting for acquisition-related earnout payments. In connection with this re-examination, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on August 10, 2009. This press release should be read in conjunction with such previously filed reports.

FTI CONSULTING, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (in thousands)

	Nine Months Ended September 30,
	2009	2008 (1) (2)
	(unaudited)

Operating activities
Net income	$106,453	$90,757
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,523	19,099
Amortization of other intangible assets	18,370	13,019
Provision for doubtful accounts	15,040	13,107
Non-cash share-based compensation	18,439	21,392
Excess tax benefits from share-based compensation	(3,647)	(5,653)
Non-cash interest expense	5,449	5,311
Other	(1,801)	3,022
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(30,120)	(81,898)
Notes receivable	(19,638)	(6,322)
Prepaid expenses and other assets	3,451	(8,319)
Accounts payable, accrued expenses and other	(16,218)	(4,382)
Income taxes	30,761	20,812
Accrued compensation	18,017	25,224
Billings in excess of services provided	(2,535)	1,279

Net cash provided by operating activities	163,544	106,448

Investing activities
Payments for acquisition of businesses, including contingent payments and acquisition costs, net of cash received	(38,152)	(313,402)
Purchases of property and equipment	(17,975)	(24,385)
Purchases of short-term investments	(35,717)	-
Other	303	991

Net cash (used in) investing activities	(91,541)	(336,796)

Financing activities
Payments of short-term borrowings of acquired subsidiary	-	(2,275)
Payments of long-term debt and capital lease obligations	(13,459)	(7,511)
Cash received for settlement of interest rate swaps	2,288	-
Net issuance of common stock under equity compensation plans	15,671	22,476
Excess tax benefit from share based compensation	3,647	5,653
Other	(4)	(171)

Net cash provided by financing activities	8,143	18,172

Effect of exchange rate changes and fair value adjustments on cash and cash equivalents	5,981	(2,110)

Net increase (decrease) in cash and cash equivalents	86,127	(214,286)
Cash and cash equivalents, beginning of period	191,842	360,463

Cash and cash equivalents, end of period	$277,969	$146,177

(1)

As of January 1, 2009 we adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1) which addresses the accounting for convertible debt instruments that may be settled in cash upon conversion. Our 3 3/4% Convertible Senior Notes due 2012 issued in August 2005 are subject to FSP APB 14-1. The adoption of FSP APB 14-1 requires retrospective application of its effects to all previous years.

(2)	These amounts are revised based upon our completion of an internal re-examination of our historical practices regarding our accounting for acquisition-related earnout payments. In connection with this re-examination, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on August 10, 2009. This press release should be read in conjunction with such previously filed reports.

FTI CONSULTING, INC. CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2009 AND DECEMBER 31, 2008 (in thousands, except per share amounts)

	September 30, 2009	December 31, 2008 (1) (2)
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$277,969	$191,842
Short term investments	35,655	-
Accounts receivable:
Billed receivables	254,601	237,009
Unbilled receivables	119,172	98,340
Allowance for doubtful accounts and unbilled services	(63,590)	(45,309)

Accounts receivable, net	310,183	290,040
Notes receivable	20,472	15,145
Prepaid expenses and other current assets	28,376	34,989
Deferred income taxes	24,742	24,372

Total current assets	697,397	556,388

Property and equipment, net of accumulated depreciation	74,792	78,575
Goodwill	1,173,552	1,143,461
Other intangible assets, net of amortization	180,597	189,304
Notes receivable, net of current portion	71,093	56,500
Other assets	54,348	59,349

Total assets	$2,251,779	$2,083,577

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$60,026	$108,905
Accrued compensation	149,409	135,922
Current portion of long-term debt and capital lease obligations	137,613	132,915
Billings in excess of services provided	28,635	30,872

Total current liabilities	375,683	408,614

Long-term debt and capital lease obligations, net of current portion	417,532	418,592
Deferred income taxes	98,255	83,777
Other liabilities	48,970	45,037

Total liabilities	940,440	956,020

Stockholders’ equity
Preferred stock, $0.01 par value; 5,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value; 75,000 shares authorized; 75,000 shares issued and outstanding — 51,815 (2009) and 50,903 (2008)	518	509
Additional paid-in capital	776,870	733,520
Retained earnings	578,956	472,503
Accumulated other comprehensive income	(45,005)	(78,975)

Total stockholders’ equity	1,311,339	1,127,557

Total liabilities and stockholders’ equity	$2,251,779	$2,083,577

(1)

As of January 1, 2009 we adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1) which addresses the accounting for convertible debt instruments that may be settled in cash upon conversion. Our 3 3/4% Convertible Senior Notes due 2012 issued in August 2005 are subject to FSP APB 14-1. The adoption of FSP APB 14-1 requires retrospective application of its effects to all previous years. The adoption of this FSP resulted in a $0.6 million decrease in other assets, a $18.0 decrease in the current portion of long-term debt, a $7.0 million increase in deferred income taxes, an $18.0 million increase in additional paid in capital and a $7.6 million decrease in retained earnings from the amounts previously reported at December 31, 2008.

(2)	These amounts are revised based upon our completion of an internal re-examination of our historical practices regarding our accounting for acquisition-related earnout payments. In connection with this re-examination, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on August 10, 2009. This press release should be read in conjunction with such previously filed reports.